This preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2011
Prospectus Supplement
(To Prospectus dated November 18, 2008)
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-155418

$     ,000,000
Progress Energy, Inc.

% Senior Notes due 20

The Senior Notes will mature on January 15, 20  . We will pay interest on the Senior Notes on January 15 and July 15 of each year, commencing July 15, 2011. We may redeem some or all of the Senior Notes at any time at the redemption prices as described in this prospectus supplement under “Description of the Senior Notes — Optional Redemption”. The Senior Notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The Senior Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount. There is no sinking fund for the Senior Notes.

We do not intend to list the Senior Notes on any securities exchange or to include them in any automated quotation system.

  Investing in our Senior Notes involves risks. See “Risk Factors” on page S-6 of this prospectus supplement, the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

	Per Senior Note	Total

Public Offering Price	%	$
Underwriting Discount	%	$
Proceeds to us, before expenses	%	$

The public offering price set for the above does not include accrued interest, if any. Interest on the Senior Notes will accrue from their issue date and must be paid by the purchasers if the Senior Notes are delivered after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Senior Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Senior Notes are expected to be delivered in global form through the book-entry delivery system of The Depository Trust Company, including for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking société anonyme, against payment in New York, New York on or about January   , 2011.

Joint Book-Running Managers

Deutsche Bank Securities	Morgan Stanley	Wells Fargo Securities

BB&T Capital Markets
BBVA Securities
Comerica Securities
RBC Capital Markets
TD Securities
US Bancorp
The date of this prospectus supplement is January   , 2011.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Senior Notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, provides more general information about the securities that we may offer from time to time, some of which may not apply to the Senior Notes we are offering hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the Senior Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you or that is contained in any free writing prospectus relating to the Senior Notes. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of the Senior Notes in any jurisdiction where an offer or sale of them is not permitted. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, may only be accurate as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “Progress Energy,” “we,” “us” and “our,” or similar terms, are to Progress Energy, Inc. and its subsidiaries. References in this prospectus supplement to “Progress Energy holding company” are to Progress Energy, Inc. on an unconsolidated basis. In this prospectus supplement, references to “Senior Notes” are to the     % Senior Notes due January 15, 20  .

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

We have included in this document, and in the documents incorporated by reference into this document, “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. We have used the words or phrases such as “anticipate,” “will likely result,” “will continue,” “intend,” “may,” “expect,” “believe,” “plan,” “will,” “estimate,” “should” and variations of such words and similar expressions in this document and in the documents incorporated by reference to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, objectives, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. Many, but not all of the factors that may impact actual results are discussed under the heading “Safe Harbor For Forward-Looking Statements” in the accompanying prospectus and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010, each of which is incorporated by reference into this document, and under the “Risk Factors” section contained in this prospectus supplement. You should carefully read these sections. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each such factor on our business.

Any forward-looking statement speaks only as of the date on which it is made; and, except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, the financial statements and the documents incorporated by reference and any related free writing prospectus. You should carefully read the “Risk Factors” sections that are contained in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010, which are incorporated by reference into this document, to determine whether an investment in our Senior Notes is appropriate for you.

Progress Energy, Inc.

We are a public utility holding company headquartered in Raleigh, North Carolina. We were incorporated in August 1999 under the laws of the State of North Carolina. We operate primarily through our regulated electric utility businesses, which include:

•	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”), a regulated public utility founded in 1908, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 34,000 square mile service area in portions of North Carolina and South Carolina; and

•	Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”), a regulated public utility founded in 1899, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 20,000 square mile service area in portions of Florida.

Recent Developments

Proposed Merger with Duke Energy

On January 10, 2011, we announced that we entered into a definitive merger agreement with Duke Energy Corporation. Under the merger agreement, our common stock holders will receive 2.6125 shares of common stock of Duke Energy in exchange for each share of Progress Energy common stock they own, subject to appropriate adjustment for a reverse stock split of the Duke Energy common stock as contemplated in the Merger Agreement. The board of directors of the combined company will be composed of 18 members, with 11 designated by Duke Energy’s board of directors and seven designated by our current board of directors. The combined company will be headquartered in Charlotte, North Carolina and will maintain substantial operations in Raleigh, North Carolina. Consummation of the merger is conditioned on, among other things, approval of both companies’ shareholders and various regulatory approvals. The companies are targeting a closing by the end of 2011.

Until the merger has received all necessary approvals and has closed, the companies will continue to operate as separate entities. After consummation of the merger, Progress Energy, Inc. will remain a separate legal entity within the Duke Energy corporate structure. Duke Energy is not expected to guarantee or otherwise become an obligor of the Senior Notes or any of our outstanding senior notes. The consent of the holders of the Senior Notes is not required in order to complete the merger.

Crystal River Nuclear Plant Outage

On November 30, 2010, PEF notified the Florida Public Service Commission that it had completed concrete replacement and was completing the extensive computer modeling necessary to finish the remaining repair work at PEF’s Crystal River Nuclear Plant. PEF is targeting a return to service in the first quarter of 2011. The updated schedule reflects the additional time required to complete computer analysis that is needed to determine the correct sequence to re-tighten a network of hundreds of horizontal and vertical tendons that provide structural integrity inside the walls of the concrete-and-steel containment building. We are continuing to coordinate repair and restart plans with Nuclear Regulatory Commission officials. The repair schedule and return-to-service date are affected by a number of factors, including regulatory reviews by the NRC and other agencies as appropriate, emergent work, engineering designs, computerized modeling, testing, weather and other developments. See “CR3 Outage” in Note 4 to the Financial Statements contained in our Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2010 for additional information regarding the outage.

Summary of the Offering

The following is a brief summary of the terms of this offering. For a more complete description of the terms of the Senior Notes, see “Description of the Senior Notes” beginning on page S-9 of this prospectus supplement and “Description of Debt Securities” beginning on page 4 of the accompanying prospectus.

Issuer	Progress Energy, Inc.

Senior Notes	We are offering $ ,000,000 aggregate principal amount of the Senior Notes.

Interest Rate	% per year

Maturity Date	January 15, 20

Interest Payment Dates	Interest on the Senior Notes will be payable semi-annually in arrears on January 15 and July 15, commencing July 15, 2011.

Optional Redemption	We may redeem some or all of the Senior Notes at any time prior to October 15, 20 (three months prior to their maturity date) at the applicable redemption prices described under “Description of the Senior Notes — Optional Redemption,” plus accrued and unpaid interest to the date of redemption. The Senior Notes are redeemable on and after October 15, 20 (three months prior to their maturity date), in whole or part, at a price of 100% plus accrued interest.

Restrictive Covenants	The terms of the Senior Notes will limit our ability and the ability of certain of our subsidiaries to create liens and enter into sale and leaseback transactions. These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Senior Notes — Restrictive Covenants.”

Ranking	The Senior Notes will rank equally with each other and with all of Progress Energy holding company’s existing and future unsecured and unsubordinated indebtedness (approximately $4.2 billion at September 30, 2010) and will be senior in right of payment to all of Progress Energy holding company’s existing and future subordinated indebtedness. The indenture governing the Senior Notes contains no restrictions on the amount of additional indebtedness that we or our subsidiaries may incur.

We are a holding company and conduct all of our operations through our subsidiaries. Substantially all of our operating cash flow is generated by our subsidiaries. Our ability to meet our financial obligations under the Senior Notes, and our cash needs generally, is dependent on our operating cash flow, our ability to access the short-term and long-term debt and equity capital markets and our bank facilities. The Senior Notes will effectively be subordinated to the indebtedness and preferred stock of our subsidiaries. For additional information, see “Description of the Senior Notes — Ranking.”

Sinking Fund	There is no sinking fund for the Senior Notes.

Further Issues of the Senior Notes	Initially, the Senior Notes will be limited to $ million in aggregate principal amount. We may, however, “reopen” the Senior Notes and issue an unlimited principal amount of additional Senior Notes in the future without the consent of the holders of the Senior

Notes. For additional information, see “Description of the Senior Notes — General.”

Use of Proceeds	We expect to use the net proceeds from the sale of the Senior Notes, along with cash on hand, to retire at maturity the $700 million aggregate principal amount of our 7.10% Senior Notes due March 1, 2011. For additional information, see “Use of Proceeds.”

Governing Law	The Senior Notes and the indenture under which they will be issued are governed by the laws of New York.

The Trustee	The trustee under the Indenture is The Bank of New York Mellon Trust Company, National Association. In the normal course of business, the Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

Summary Financial Information

In the table below, we provide you with our summary financial information. The information is only a summary, and you should read it together with the financial information incorporated by reference in this document. See “Documents Incorporated by Reference” on page S-24 of this prospectus supplement and “Where You Can Find More Information” on page ii of the accompanying prospectus.

	Nine Months Ended September 30,				Year Ended December 31,
	2010		2009		2009		2008		2007
	(In Millions of Dollars except for Ratios)

Income Statement Data:
Operating revenues	$7,869		$7,578		$9,885		$9,167		$9,153
Operating income	1,687		1,448		1,772		1,683		1,546
Total interest charges, net	563		504		679		639		588
Net income attributable to controlling interests	731		603		757		830		504
Balance Sheet Data (end of period):
Total assets	32,706		30,658		31,236		29,873		26,338
Total debt	12,863		11,987		12,828		11,948		10,062
Other Data:
Ratio of earnings to fixed charges(a)	2.73	x	2.67	x	2.66	x	2.66	x	2.62	x
Capital expenditures(b)	$1,807		$1,792		$2,495		$2,555		$2,201

(a)	Ratios for the periods ended September 30 represent the ratios for the twelve-month periods ending on those dates. We define “earnings” as income from continuing operations before income taxes and minority interest plus fixed charges less capitalized interest. We define “fixed charges” as the sum of interest on long-term debt, other interest, an imputed interest factor included in rentals and preferred dividend requirements of subsidiaries. Ratio of earnings to fixed charges for the years ended December 31, 2006 and 2005 were 2.35x and 2.33x, respectively.

(b)	We define “capital expenditures” as gross property and nuclear fuel additions.

RISK FACTORS

Investing in our securities involves risks that could affect us and our business as well as the energy industry generally. Please see the risk factors discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010, which are each incorporated by reference into this document. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports and current reports, which are also incorporated by reference into this document. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our securities, you should carefully consider the risks discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 and the other information in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and any related free writing prospectus. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2010.

	As of
	September 30, 2010
	(Dollars in millions)

Long-term Debt
Long-term Debt, affiliate(a)	273	1.2%
Current portion of long-term debt	1,005	4.4%
Long-term Debt, net	11,363	49.4%
Capital Lease Obligations	222	1.0%

Total Debt(b)	12,863	56.0%
Preferred Stock of Subsidiaries	93	0.4%
Non-controlling Interests	3	0.0%
Common Stock Equity	10,021	43.6%

Total Capitalization	$22,980	100.0%

(a)	Represents 7.10% Junior Subordinated Deferrable Interest Notes due 2039 issued by a wholly owned subsidiary to an affiliated trust in connection with the issuance of 7.10% Cumulative Quarterly Income Preferred Securities due 2039, Series A by Florida Progress Corporation, a wholly owned subsidiary.

(b)	As of September 30, 2010, approximately $8.7 billion of our total debt was issued by our subsidiaries. As of September 30, 2010, we had no short-term debt outstanding.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the Senior Notes of approximately $      million, after deducting underwriting discounts and estimated offering expenses, along with available cash on hand, to retire at maturity the $700 million outstanding aggregate principal balance of our 7.10% Senior Notes due March 1, 2011.

Prior to repayment of the 7.10% Senior Notes, we may temporarily invest the net proceeds in one or more of the following: U.S., state or municipal government or agency obligations, money market funds, commercial paper, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. Additionally, we may temporarily loan all or a portion of the net proceeds to our internal money pools, which make interest bearing loans to our subsidiaries, or we may deposit the proceeds with banks.

DESCRIPTION OF THE SENIOR NOTES

The Senior Notes will be a separate series of Senior Debt Securities, as described under the heading “Description of Debt Securities” in the accompanying prospectus. Please read the following information concerning the Senior Notes in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. Capitalized terms not defined in this prospectus supplement are used as defined or otherwise provided in the accompanying prospectus.

General

We will initially offer $     ,000,000 aggregate principal amount of our Senior Notes. The Senior Notes will be issued under an Indenture (For Debt Securities) between us and The Bank of New York Mellon Trust Company, National Association, as successor trustee (the “Trustee”), dated as of February 15, 2001 (the “Indenture”). In the future we may offer additional senior debt securities under the Indenture. Without the consent of the existing holders of any outstanding debt securities issued under the Indenture, we may issue additional Senior Notes from time to time provided, however, that for U.S. federal income tax purposes, the additional Senior Notes will be issued as part of a “qualified reopening” within the meaning of the Internal Revenue Code of 1986, as amended. These additional Senior Notes will have the same terms (other than the issuance date, the public offering price and, in some cases, the initial interest payment date) and will be treated as part of the same series as the Senior Notes offered hereby.

Interest Rate, Payment Dates and Maturity Date

The Senior Notes will bear interest from the date of original issuance at the rate of     % per year. Interest payments on the Senior Notes will be made semi-annually on January 15 and July 15 of each year, beginning July 15, 2011, to the persons in whose name(s) the Senior Notes are registered at the close of business on the business day prior to each interest payment date, if the Senior Notes are in book-entry only form, or on the fifteenth calendar day (whether or not a business day) before each interest payment date, if the Senior Notes are not in book-entry only form. See “The Depositary” below. Principal and interest are payable at the office of the Trustee in New York, New York.

If a due date for the payment of interest or principal on the Senior Notes falls on a day that is not a business day, then the payment will be made on the next succeeding business day, and no interest will accrue on the amounts payable for the period from and after the original due date until the next business day.

The Senior Notes will mature on January 15, 20  , subject to earlier redemption at our option as described under “— Optional Redemption.”

Ranking

The Senior Notes will rank equally with all of Progress Energy holding company’s other existing and future unsecured and unsubordinated indebtedness, which at September 30, 2010 was approximately $4.2 billion (including securities due within one year), and will be senior in right of payment to all of Progress Energy holding company’s existing and future subordinated indebtedness.

We are a holding company and conduct all of our operations through our subsidiaries. Substantially all of our operating cash flow is generated by our subsidiaries. Our ability to meet our financial obligations under the Senior Notes, and our cash needs generally, is dependent on our operating cash flow, our ability to access the short-term and long-term debt and equity capital markets, and our bank facilities. Holders of Senior Notes will effectively have a junior position to claims of preferred stockholders and creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. As of September 30, 2010, PEC had 586,847 issued and outstanding shares of cumulative preferred stock (in two classes) with a $100 liquidation value per share, and PEF had 334,967 issued and outstanding shares of cumulative preferred stock with a $100 par value per share. In addition to trade debt, some of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of

September 30, 2010, our subsidiaries had approximately $8.7 billion of outstanding total debt (including securities due within one year and capital lease obligations).

The Indenture contains no restrictions on the amount of additional indebtedness that we or our subsidiaries may incur.

Events of Default

In addition to the events of default specified in the accompanying prospectus, our failure to pay when due any principal or interest on any of Progress Energy holding company indebtedness (other than the Senior Notes) if the total principal amount of such indebtedness, together with other defaulted indebtedness, exceeds $100 million shall be an event of default with respect to the Senior Notes.

Restrictive Covenants

Limitation on Liens

So long as the Senior Notes remain outstanding, neither we nor any of our Subsidiaries (as defined below) may issue, assume or guarantee or permit to exist any indebtedness secured by a lien on any capital stock of any Subsidiary or on any tangible property owned by us or any Subsidiary, without effectively securing the Senior Notes equally and ratably with (or prior to) the new indebtedness.

The foregoing limitation does not limit the following liens and indebtedness:

•	purchase money liens on property acquired in the future; liens of any kind existing on property or shares of stock at the time they are acquired; conditional sales agreements and other title retention agreements on property acquired in the future;

•	liens on property that exist as of the date the Senior Notes are first issued (including the existing first mortgage indentures of PEC and PEF); liens on the shares of stock of any corporation, which liens existed at the time that corporation became a Subsidiary;

•	liens in favor of the United States (or any State or territory thereof), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example, liens to secure debt of the pollution control or industrial revenue bond type;

•	debt issued by us or any Subsidiary in connection with a consolidation or merger of us or any such Subsidiary with or into any other company in exchange for secured debt of that company (“Third Party Debt”) as long as that debt (1) is secured by a mortgage on all or a portion of the property of that company, (2) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis or (3) prohibits secured debt from being incurred by that company;

•	liens on any property acquired, constructed, developed or improved after the date the Senior Notes are first issued, which liens are created before or within 24 months after the acquisition, construction, development or improvement of the property and secure the payment of the costs of such acquisition, construction, development or improvement or related costs;

•	liens in favor of us or any of our wholly owned Subsidiaries;

•	the replacement, extension or renewal of any lien referred to above without increasing the amount of the related indebtedness; and

•	any other lien not covered by the foregoing exceptions as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause, together with the aggregate Attributable Value of all Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by clause (2) under “Limitation on Sale and Leaseback Transactions” below), does not exceed 20% of our Consolidated Net Tangible Assets.

“Attributable Value” means, as to any particular lease under which we or any of our Subsidiaries is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to the Sale and Leaseback Transaction or (2) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.

“Consolidated Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less (1) intangible assets including, without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and certain regulatory assets, and (2) appropriate adjustments, if any, on account of minority interest. Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and approved by the independent accountants regularly retained by us.

“Subsidiary” means an entity more than 50% of the outstanding voting stock (or comparable equity interest) of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries.

“Sale and Leaseback Transaction” means any transaction or series of related transactions relating to property now owned or hereafter acquired by us or any of our Subsidiaries whereby we or one of our Subsidiaries transfers the property to a person, and we or one of our Subsidiaries leases the property from that person for a period, including renewals, in excess of 48 months.

Limitation on Sale and Leaseback Transaction

So long as the Senior Notes remain outstanding, neither we nor any of our Subsidiaries may enter into any Sale and Leaseback Transaction unless either:

(1) we and our Subsidiaries would be entitled pursuant to the “Limitation on Liens” covenant above to create indebtedness secured by a lien on the property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the Senior Notes being effectively secured equally and ratably with (or prior to) that indebtedness; or

(2) we or the relevant Subsidiary, within 270 days after the sale or transfer of the relevant assets shall have been made, applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased (as determined by any two directors of ours or the relevant Subsidiary) to:

•	the retirement of long-term indebtedness of ours or the relevant Subsidiary ranking prior to or on a parity with the Senior Notes or

•	the investment in any property used in the ordinary course of business by us or any Subsidiary.

Optional Redemption

Prior to October 15, 20   (three months prior to their maturity date), we may redeem some or all of the Senior Notes at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes then outstanding to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a

360-day year consisting of twelve 30-day months) at the treasury rate applicable to the Senior Notes plus basis points,

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

At any time on or after October 15, 20 (three months prior to their maturity date), the Senior Notes will be redeemable, in whole or in part at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed plus accrued interest thereon to the date of redemption.

“Comparable treasury issue” means the United States Treasury security or securities selected by an independent investment banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations (as defined below) for such redemption date.

“Independent investment banker” means one of the reference treasury dealer(s) (as defined below) appointed by us.

“Reference treasury dealer” means Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated and their respective successors, and one additional primary U.S. Government securities dealer in The City of New York (each a “Primary Treasury Dealer”) selected by us (which may be Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated or their respective successors). If any reference treasury dealer shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for that dealer.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such reference treasury dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to actual or interpolated maturity (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

So long as the Senior Notes are registered in the name of DTC, its nominee or a successor depositary, if we elect to redeem less than all of the Senior Notes, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant, as defined below, in the Senior Notes to be redeemed. At all other times, if we elect to redeem less than all of the Senior Notes, the Trustee will select, in such manner as it deems fair and appropriate, the particular Senior Notes or portions of them to be redeemed.

Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Senior Notes to be redeemed (which, as long as the Senior Notes are held in the book-entry only system, will be the Depositary, its nominee or a successor depositary). On and after the date fixed for redemption (unless we default in the payment of the redemption price and interest accrued thereon to such date), interest on the Senior Notes or the portions of them so called for redemption shall cease to accrue.

No Sinking Fund or Similar Provisions

The Senior Notes will not be entitled to the benefit of any sinking fund, or to a special redemption by operation of a sinking fund.

Form and Denomination

The Senior Notes will initially be represented by one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC” or “the Depositary”) and registered in the name of a nominee of the Depositary. Investors may hold interests in the Senior Notes through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Clearstream Banking, société anonyme. The Senior Notes will be sold in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. For more information on DTC, see “— The Depositary” below.

The Trustee

The Bank of New York Mellon Trust Company, National Association is the trustee under the Indenture. Certain of its other affiliates serve as trustees under various indentures of PEC, PEF and our other affiliates. The Bank of New York Mellon Trust Company, National Association and/or certain of its affiliates have engaged and in the future may engage in investment banking transactions and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business.

The Depositary

The DTC is

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its Participants, as defined below, deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts. This book-entry system eliminates the need for physical movement of securities certificates.

Participants in DTC include direct participants (“Direct Participants”) and indirect participants (“Indirect Participants,” and, together with Direct Participants, “Participants”). Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to Indirect Participants, which include, among others, securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission (“SEC”).

Purchases of Senior Notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of each actual purchaser of Senior Notes (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase; rather, Beneficial Owners are expected to receive written confirmations providing details of the transaction as well as periodic statements of their holdings from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.

To facilitate subsequent transfers, all Senior Notes deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of Senior Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as Cede & Co., as nominee for DTC, is the sole holder of the Senior Notes, the Trustee shall treat Cede & Co. as the only holder of the Senior Notes for all purposes, including receipt of all principal of, premium, if any, and interest on such Senior Notes, receipt of notices, and voting and requesting or directing the Trustee to take or not to take, or consent to, certain actions.

We or, at our request, the Trustee, will send any redemption notices to DTC. If we redeem less than all of the Senior Notes, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Senior Notes to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the Senior Notes. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date and includes an attached list identifying such Direct Participants. Further, we believe that it is the policy of DTC that it will take any action permitted to be taken by a holder of Senior Notes only at the direction of one or more Direct Participants to whose account interests in the global Senior Notes are credited and only in respect of such portion of the aggregate principal amount of the Senior Notes as to which such Direct Participant or Participants has or have given such direction.

Principal of, and premium, if any, and interest payments on the Senior Notes will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with the Direct Participants’ respective holdings shown on DTC’s records on the calendar day immediately preceding the applicable payment date unless DTC has reason to believe that it will not receive payment. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants and not of DTC, the Trustee or us, subject to applicable statutory or regulatory requirements. Payment of principal, and premium, if any, and interest to DTC is our responsibility, or the responsibility of the Trustee with funds we provide. Disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Participants.

Neither we, the Trustee nor any underwriter makes any representation as to the accuracy of the above description of DTC’s business, organization and procedures, which is based on information received from sources we believe to be reliable.

The Indenture provides that if:

•	the depositary gives reasonable notice to us or to the Trustee that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days; or

•	the depositary ceases to be eligible under the Indenture and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfers through the depositary or its successor,

the global Senior Notes will be exchanged for Senior Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The depositary will provide to the Trustee the name or names in which the Trustee is to register these definitive Senior Notes.

We, the underwriters and the Trustee have no responsibility or obligation to Participants or the Beneficial Owners with respect to

•	the accuracy of any records maintained by DTC or any Participant;

•	the payment by any Participant of any amount due to any Beneficial Owner in respect of the principal of, premium, if any, and interest on, the Senior Notes;

•	the delivery or timeliness of delivery by DTC to any Participant or by any Participant to any Beneficial Owner of any notice that is required or permitted under the terms of the Indenture; or

•	any other action taken by DTC or its nominee, Cede & Co., as holder of the Senior Notes.

A further description of DTC’s procedures with respect to the Senior Notes is set forth under “Description of Debt Securities — Global Securities” in the accompanying prospectus.

Clearstream, Luxembourg.  Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in any Senior Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear.  Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to any Senior Notes held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear system.

Global Clearance and Settlement Procedures.  Settlement for any Senior Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of any Senior Notes received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Senior Notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of any Senior Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.

The information in this section concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and the Euroclear system has been obtained from sources that we believe to be reliable. Neither we nor the underwriters take any responsibility for the accuracy of this information.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following general discussion summarizes material U.S. federal income and, for certain foreign persons, estate tax aspects of the purchase, ownership and disposition of the Senior Notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal tax that may be relevant to the purchase, ownership and disposition of the Senior Notes. This discussion also does not address the U.S. federal tax consequences of the purchase, ownership or disposition of Senior Notes not held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. federal tax consequences to investors subject to special treatment under the U.S. federal tax laws, such as:

•	dealers in securities or foreign currencies;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	insurance companies;

•	persons that hold the Senior Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction;

•	U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar;

•	pass-through entities (e.g., partnerships and grantor trusts) or investors who hold the Senior Notes through pass-through entities; and

•	certain former citizens or residents of the United States.

In addition, this discussion is limited to the U.S. federal income tax consequences to initial holders that purchase the Senior Notes for cash at their initial “issue price” (i.e., the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the Senior Notes is sold) and does not discuss the tax consequences for subsequent purchasers of the Senior Notes. It does not address the effect of the federal alternative minimum tax or describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. This discussion does not address U.S. federal estate or gift tax consequences, except as discussed below for non-U.S. holders.

This discussion is based upon the Code, regulations of the Treasury Department, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect). We have not and will not seek any rulings or opinions from the IRS or counsel regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Senior Notes that are different from those discussed below.

This summary is not, and should not be construed to be, legal or tax advice to any particular investor. Persons considering the purchase of the Senior Notes should consult their own tax advisors concerning the application of U.S. federal tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, and the possible effect of changes in applicable tax law to their particular situations.

U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a “U.S. holder,” which for purposes of this discussion means a beneficial owner of a Senior Note that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect prior to 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

In the case of a holder of the Senior Notes that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of the Senior Notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. A beneficial owner that is a partnership holding the Senior Notes and partners in such a partnership should consult their own tax advisors. Certain U.S. federal tax consequences relevant to a holder other than a U.S. holder are discussed separately below.

Taxation of Stated Interest.  We expect, and this discussion assumes, that the Senior Notes will not be issued with more than a “de minimis” amount of original issue discount (“OID”) for U.S. federal income tax purposes, if any. Accordingly, subject to the discussion below under “Additional Amounts,” stated interest on the Senior Notes generally will be includable in the income of a U.S. holder as ordinary interest income:

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

However, if the Senior Notes are issued with more than a de minimis amount of OID, each U.S. holder generally will be required to include such OID in its income as it accrues, regardless of its regular method of tax accounting, using a constant yield method, possibly before such U.S. holder receives any payment attributable to such income. The rules regarding OID are complex and U.S. Holders should consult their own tax advisors regarding their application.

Additional Amounts.  In the case of an optional redemption of the Senior Notes (see “Description of the Senior Notes — Optional Redemption”), we may be obligated to pay an amount in excess of 100% of the principal amount of the Senior Notes (plus accrued interest thereon). Under applicable Treasury regulations, the possibility that such amounts will be paid will not affect the amount, timing or character of income recognized by a U.S. holder with respect to the Senior Notes if, as of the date the Senior Notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. We intend to treat these payment contingencies as not affecting the amount, timing or character of income recognized by a U.S. holder with respect to the Senior Notes, and the remainder of this summary assumes such treatment. Our treatment of these payment contingencies is binding on holders except for a holder that discloses its contrary position in the manner required by applicable Treasury regulations. Our treatment of these payment contingencies is not, however, binding on the IRS, and if the IRS were to challenge such treatment, a U.S. holder might be required to accrue income on its Senior Notes in excess of stated interest, and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of a Senior Note before the resolution of such contingencies.

Sale or Other Taxable Disposition of Senior Notes.  You must recognize taxable gain or loss on the sale, redemption or other taxable disposition of a Senior Note. The amount of your gain or loss will equal the difference between the amount you receive for the Senior Note (in cash or other property, valued at fair market value), minus the amount attributable to accrued interest on the Senior Note (which will be treated as ordinary interest income to the extent not previously included in gross income), and your adjusted tax basis in the Senior Note. Your adjusted tax basis in a Senior Note equals the price you paid for the Senior Note, less any principal payments you received.

Any such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if you hold the Senior Note for more than one year. Long-term capital gains of certain noncorporate holders are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Medicare Tax.  For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its interest income on the Senior Notes and its net gains from the disposition of the Senior Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the Senior Notes.

Information Reporting and Backup Withholding.  U.S. holders of Senior Notes may be subject, under certain circumstances, to information reporting and U.S. federal backup withholding (at the applicable rate) on payments of principal and premium, if any, and interest and on the gross proceeds from dispositions of Senior Notes. Backup withholding applies only if the U.S. holder:

•	fails to furnish its social security or other taxpayer identification number within a reasonable time after a request for such information;

•	furnishes an incorrect taxpayer identification number;

•	has been notified by the IRS that it is subject to backup withholding for failure to report properly interest or dividends; or

•	fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit, and may entitle the holder to a refund, against such U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

We will furnish annually to the IRS, and to record holders of the Senior Notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of tax withheld, if any, with respect to payments on the Senior Notes.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income and estate tax consequences relevant to a holder of a Senior Note that is neither a U.S. holder nor a partnership or other pass-through entity for U.S. federal income tax purposes (a “non-U.S. holder”).

Non-U.S. holders should consult their tax advisors about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described below.

Taxation of Stated Interest.  Subject to the discussion of backup withholding below, payments of interest on a Senior Note to any non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, provided that:

•	the non-U.S. holder is not:

•	an actual or constructive owner of 10% or more of the total voting power of the voting stock of Progress Energy, Inc.;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	such interest payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States; and

•	we or our paying agent receives:

•	from the non-U.S. holder, a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) under penalties of perjury, which provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is a non-U.S. person; or

•	from a security clearing organization, bank or other financial institution that holds the Senior Notes in the ordinary course of its trade or business (a “financial institution”) on behalf of the non-U.S. holder, certification under penalties of perjury that such a Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of the Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) is furnished to the payor.

If a non-U.S. holder cannot satisfy the foregoing requirements, payments of interest made to such non-U.S. holder generally will be subject to 30% U.S. withholding tax unless such non-U.S. holder provides us or our agent with a properly executed (i) IRS Form W-8BEN claiming an exemption for or reduction of the withholding tax under the benefit of a tax treaty, or (ii) IRS Form W-8ECI stating that interest paid on a Senior Note is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If interest on a Senior Note is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), such interest will generally be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons (and, in the case of a corporate non-U.S. holder, may also be subject to a 30% branch profits tax, or lower rate provided by a tax treaty, of its effectively connected earnings and profits for the taxable year, subject to certain adjustments). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the holder provides us or the paying agent with appropriate certification.

Sale or Other Taxable Disposition of Senior Notes.  Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale, redemption or other disposition of a Senior Note generally will not be subject to U.S. federal income tax, unless:

•	such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (and, if required by a tax treaty, is attributable to a permanent establishment or fixed base in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Information Reporting and Backup Withholding.  In general, payments we make to a non-U.S. holder in respect of the Senior Notes will be reported annually to the IRS. Copies of these information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Treasury regulations provide that the U.S. federal backup withholding tax (at the applicable rate) and certain information reporting will not apply to payments of interest with respect to which either (i) the requisite certification that a non-U.S. holder is not a U.S. person, as described above, has been received or (ii) an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the sale, redemption or other disposition of the Senior Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possibly backup withholding, unless a non-U.S. holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, and, provided that the broker does not have actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the sale, redemption or other disposition of the Senior Notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the sale, redemption or other disposition of the Senior Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, Treasury regulations require information reporting (but generally not backup withholding) unless the broker has documentary evidence in its files that the owner is a non-U.S. holder, or is otherwise entitled to an exemption, and the broker has no knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the requisite information is timely provided to the IRS.

Federal Estate Tax.  Unless otherwise provided in an applicable estate tax treaty, a Senior Note held or treated as held by an individual who is a non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax, provided that (1) the individual does not actually or constructively own 10% or more of the total voting power of the voting stock of Progress Energy, Inc. and (2) income on the Senior Note was not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States.

Recently Enacted Legislation.  Recently enacted legislation regarding foreign account tax compliance, effective for payments made after December 31, 2012, imposes a withholding tax of 30% on interest and gross proceeds from the disposition of certain debt instruments paid to certain foreign entities unless various information reporting and certain other requirements are satisfied. However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012. In addition, certain account information with respect to U.S. Holders who hold Senior Notes through certain foreign financial institutions may be reportable to the IRS. Investors should consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the Senior Notes.

THE U.S. FEDERAL INCOME AND ESTATE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR CIRCUMSTANCES. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SENIOR NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated January   , 2011 among us and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally, and not jointly, agreed to purchase, the respective principal amounts of the Senior Notes set forth opposite its name below:

Underwriter	Principal Amount

Deutsche Bank Securities Inc.	$
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
BBVA Securities Inc.
Comerica Securities, Inc.
RBC Capital Markets, LLC
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Total	$	,000,000

Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all the Senior Notes, if any are taken; provided, that under certain circumstances relating to a default of one or more underwriters, less than all of the Senior Notes may be purchased. The underwriters propose to offer the Senior Notes in part directly to purchasers at the applicable initial public offering price set forth on the cover page of this prospectus supplement and may offer the Senior Notes to certain securities dealers at this price less a concession not to exceed     % of the principal amount of the Senior Notes. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed     % of the principal amount of the Senior Notes. After the Senior Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

The Senior Notes constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the Senior Notes on any national securities exchange or for quotation through any national quotation system. We have been advised by the underwriters that they intend to make a market in the Senior Notes but are not obligated to do so and may discontinue market-making at any time without notice. Therefore, we can give no assurances that a liquid trading market will develop for the Senior Notes, that you will be able to sell your Senior Notes at a particular time, or that the prices that you receive when you sell will be favorable.

In connection with the offering of the Senior Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Senior Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Senior Notes. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Senior Notes to be higher than would otherwise be the case in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Senior Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Senior Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Senior Notes to the public in that Relevant Member State at any time: (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, each as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Senior Notes will require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive (or to publish a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive). For the purposes of this provision, the expression an “offer of Senior Notes to the public” in relation to the Senior Notes in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for Senior Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the term “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has also agreed that: (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (“FSMA”) with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom; and (ii) it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Senior Notes in circumstances in which Section 21(1) of the FMSA does not apply to us.

The underwriters and certain of their affiliates have engaged and in the future may engage in investment banking transactions and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business for which they have received, and will in the future receive, customary fees.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $550,000.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

David B. Fountain, Vice President of Progress Energy Service Company, LLC and counsel to Progress Energy, Inc., and Hunton & Williams LLP, our outside counsel, will issue opinions about the legality of the Senior Notes for us. The underwriters will be advised about issues relating to this offering by their legal counsel, Dewey & LeBoeuf LLP of New York, New York. As of December 31, 2010, Mr. Fountain beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.1% of the total outstanding common stock. Mr. Fountain is acquiring additional shares of our Common Stock at regular intervals as a participant in the Progress Energy 401(k) Savings & Stock Ownership Plan.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this document, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Our SEC filing number is 1-15929. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless and, to the extent, specified in any such Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2009.

•	Our Proxy Statement on Schedule 14A dated March 31, 2010.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010.

•	Our Current Reports on Form 8-K filed January 20 (solely with respect to disclosure under Item 8.01), March 1, March 19, May 17, June 1 and October 20, 2010 and January 10 (two filed) and January 18, 2011.

You may request a copy of these filings, at no cost, by writing or calling us at the following:

Progress Energy, Inc.
Investor Relations
410 South Wilmington Street
Raleigh, North Carolina 27601
Telephone: (919) 546-7474

PROSPECTUS

Progress Energy, Inc.
Senior Debt Securities
Junior Subordinated Debentures
Common Stock
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Guarantees

Progress Energy Capital Trust I
Progress Energy Capital Trust II
Progress Energy Capital Trust III
Trust Preferred Securities
Guaranteed by Progress Energy, Inc.

We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange and trades under the ticker symbol “PGN.”

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 18, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we and the Trusts (as defined below) may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: Senior Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units and Guarantees. The Trusts may offer their preferred securities, which we refer to in this prospectus as the Trust Preferred Securities. We will guarantee the Trusts’ obligations under the Trust Preferred Securities as described in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we or the Trusts may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

OUR COMPANY

We are a leading integrated energy provider with our primary base of operations in the southeastern United States. We were incorporated in August 1999 under the laws of the State of North Carolina. We operate primarily through regulated utility businesses, which include:

•	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”), a regulated public utility founded in 1908, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 34,000 square mile service area in portions of North Carolina and South Carolina; and

•	Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”), a regulated public utility founded in 1899, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 20,000 square mile service area in portions of Florida.

Our principal executive offices are located at 410 South Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is (919) 546-6111.

Unless the context requires otherwise, references in this prospectus to the terms “Progress Energy,” “we,” “us,” “our” and other similar terms mean Progress Energy, Inc.

THE TRUSTS

Each of Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III, each of which we refer to in this prospectus as a “Trust,” is a statutory business trust formed under Delaware law by us, as trust sponsor, and BNY Mellon Trust of Delaware (as successor to Bank One Delaware, Inc.), which serves as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The principal place of business of each of the Trusts is c/o Progress Energy, Inc., 410 South Wilmington Street, Raleigh, North Carolina 27601.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds from the sale of any offered securities:

•	to finance our subsidiaries’ construction and maintenance programs;

•	to finance future acquisition of other entities or their assets;

•	to refund, repurchase, retire or redeem outstanding indebtedness; and

•	for other general corporate purposes.

In the event that any proceeds are not immediately applied, we may temporarily invest them in federal, state or municipal government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by federal government or agency obligations, or we may deposit the proceeds with banks.

i

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the following periods was:

For the Twelve Months Ended September 30,
2008	2007

2.68x	2.62x

For the Twelve Months Ended December 31
2007	2006	2005	2004	2003

2.62x	2.08x	2.11x	2.23x	2.06x

These computations include us and our subsidiaries, and certain other companies in which we hold an equity interest. We define “earnings” as income from continuing operations before income taxes and minority interest plus fixed charges less capitalized interest. We define “fixed charges” as the sum of interest on long-term debt, other interest, an imputed interest factor included in rentals, and preferred dividend requirements of subsidiaries.

As of September 30, 2008, we had no preferred stock outstanding.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filing number is 1-15929. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our Common Stock is listed on the New York Stock Exchange under the ticker symbol “PGN.” You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, information about us and our SEC filings is available on our web site at http://www.progress-energy.com. The contents of our web site do not constitute a part of this prospectus or any prospectus supplement hereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered; provided, however, that, unless we specifically state otherwise, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, also referred to as our “2007 Form 10-K.” (The financial statements included in the 2007 Form 10-K have been revised in Exhibit 99 to the Form 8-K dated November 6, 2008 to reflect the retrospective implementation of Financial Accounting Standards Board Staff Position FIN 39-1 and our previously disclosed correction of errors in presentation in Note 23 and Note 24. These revisions had no effect on the reported net income for any of the periods presented.)

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008.

•	Our Current Reports on Form 8-K filed February 28, March 20, May 14, June 26, August 28, September 15, September 19, October 6, October 31 and November 6, 2008.

•	The description of our Common Stock included under the heading “Description of Holdings Capital Stock” in our Registration Statement on Form S-4 (File No. 333-86243), dated August 31, 1999.

You may request a copy of these filings at no cost by writing or calling us at the following address:

Progress Energy, Inc.
Investor Relations
410 South Wilmington Street
Raleigh, North Carolina 27601
Telephone: (919) 546-7474

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ii

RISK FACTORS

Investing in our securities involves risks that could affect us and our business, as well as the energy industry generally. Please see the risk factors described in our 2007 Form 10-K, which is incorporated by reference into this prospectus. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic and current reports, which are also incorporated by reference into this prospectus, and future supplements hereto. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our securities, you should carefully consider the risks discussed in our 2007 Form 10-K and the other information in this prospectus, any supplement hereto as well as the documents incorporated by reference herein or therein. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus, any supplement hereto, any free writing prospectus and the documents incorporated by reference herein or therein contain or will contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this prospectus, any supplement hereto, and any free writing prospectus and in the documents incorporated by reference herein or therein that are not historical facts are forward looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following:

•	the impact of fluid and complex laws and regulations, including those relating to the environment and the Energy Policy Act of 2005 (EPACT);

•	the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks;

•	the financial resources and capital needed to comply with environmental laws and renewable energy portfolio standards and our ability to recover related eligible costs under cost-recovery clauses or base rates;

•	our ability to meet current and future renewable energy requirements;

•	the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks;

•	the impact on our facilities and businesses from a terrorist attack;

•	weather and drought conditions that directly influence the production, delivery and demand for electricity;

•	recurring seasonal fluctuations in demand for electricity;

•	the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;

•	economic fluctuations and the corresponding impact on our customers, including downturns in the housing and consumer credit markets;

•	fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process;

•	our ability, and the ability of our subsidiaries, to control costs, including operation and maintenance expense (O&M) and large construction projects;

•	the ability of our subsidiaries to pay upstream dividends or distributions to us;

•	the length and severity of the current financial market distress that began in September 2008;

•	the ability to successfully access capital markets on favorable terms;

•	the stability of commercial credit markets and our access to short-term and long-term credit;

•	the impact that increases in leverage may have on us and our subsidiaries;

•	the ability of us and our subsidiaries to maintain current credit ratings and the impact on our financial condition and ability to meet cash and other financial obligations in the event our credit ratings, or those of our subsidiaries, are downgraded;

•	our ability to fully utilize tax credits generated from the previous production and sale of qualifying synthetic fuels under Internal Revenue Code Section 29/45K (Section 29/45K);

•	the investment performance of our nuclear decommissioning trust funds and the assets of our pension and benefit plans;

•	the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and

•	unanticipated changes in operating expenses and capital expenditures.

Many of these risks similarly impact our subsidiaries.

These and other risk factors are detailed from time to time in our filings with the SEC. Many, but not all, of the factors that may impact actual results are discussed in the Risk Factors section in our most recent annual report on Form 10-K, which is updated for material changes, if any, in our other SEC filings. You should carefully read these risk factors. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the effect of each such factor on us and our subsidiaries.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Debentures. We will issue the Senior Debt Securities in one or more series under the Indenture (for Debt Securities), dated February 15, 2001, between us and The Bank of New York Mellon Trust Company, National Association, as successor trustee (the “Initial Senior Indenture”) and/or one or more additional indentures between us and a trustee or trustees we will identify (the “Additional Senior Indentures”). We will issue the Junior Subordinated Debentures in one or more series under one or more Subordinated Indentures between us and a trustee we will identify. The Initial Senior Indenture, the Additional Senior Indentures and the Subordinated Indentures are called Debt Securities Indentures. We have summarized the Debt Securities Indentures below. The term Debt Securities Trustee refers to the Trustee under a Debt Securities Indenture. This prospectus describes certain general terms of the Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Initial Senior Indenture and the form of Debt Securities Indenture (for Additional Senior Indentures and Subordinated Indentures) are filed as exhibits to the registration statement of which this prospectus is a part. You should read the Initial Senior Indenture and the form of Debt Securities Indenture for provisions that may be important to you. In the summary below, we have included references to applicable section numbers of the Initial Senior Indenture and the form of Debt Securities Indenture so that you can easily locate these provisions. Capitalized terms used in the following summary have the meanings specified in the Initial Senior Indenture and the form of Debt Securities Indenture, unless otherwise defined below.

General

The Senior Debt Securities offered by this prospectus will be our direct unsecured general obligations and will rank equally with all of our other senior and unsubordinated debt. The Junior Subordinated Debentures offered by this prospectus will be our unsecured obligations and will be junior in right of payment to our Senior Indebtedness, as described below under the heading “ Subordination of Junior Subordinated Debentures.”

The information that we are providing you in this prospectus concerning the Debt Securities Indentures and related documents is only a summary of the information provided in those documents. You should consult the Debt Securities themselves, the Debt Securities Indentures, any supplemental indentures and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file later with the SEC and that will be incorporated by reference into this prospectus.

Because we are a holding company that conducts all of its operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, all of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of September 30, 2008, on a consolidated basis (including securities due within one year), we had approximately $11.1 billion of outstanding debt, of which approximately $8.0 billion was subsidiary debt. Unless otherwise specified in a prospectus supplement, the Debt Securities Indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Provisions of a Particular Series

You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information, as applicable:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

—	the date from which any interest will accrue;

—	the dates on which we will pay interest; and

—	the record date for any interest payable on any interest payment date;

•	the place where

—	the principal of, premium, if any, and interest on the Debt Securities will be payable;

—	you may register transfer of the Debt Securities;

—	you may exchange the Debt Securities; and

—	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if other than the principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing the Debt Securities as global securities, and if so,

—	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

—	any limitations on the right to obtain definitive certificates for the Debt Securities; and

—	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount to their principal amount or may be denominated in a currency other than United States dollars. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than United States dollars.

Subordination of Junior Subordinated Debentures

The Junior Subordinated Debentures will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Junior Subordinated Debentures may be made if:

•	any Senior Indebtedness is not paid when due and that default continues without waiver, or

•	the maturity of any Senior Indebtedness has been accelerated because of a default.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Except as otherwise defined in a prospectus supplement, the term “Senior Indebtedness” means:

•	obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Indenture) of, or guaranteed or assumed by, us

—	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Junior Subordinated Debentures and the Guarantees); or

—	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments;

•	obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	obligations for claims, as defined in Section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	obligations of the type referred to in each of the preceding bullet-points of another person the payment of which we have guaranteed or are responsible or liable for, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Indenture or subsequently incurred by us.

Any of the foregoing will not be Senior Indebtedness if it is by its terms subordinate or junior in right of payment to any other indebtedness of ours or equal in right of payment to the Junior Subordinated Debentures.

The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Additional Terms of Junior Subordinated Debentures

The prospectus supplement applicable to any Junior Subordinated Debentures we offer will describe the material terms and offering prices of those Junior Subordinated Debentures, including those issued in connection with the issuance of Trust Preferred Securities.

Form, Exchange and Transfer

Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by us by mail not less than 30 nor more than 60 days prior to the redemption date.

Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets

—	is organized and validly existing under the laws of any domestic jurisdiction;

—	expressly assumes by supplemental indenture our obligations under the Debt Securities and under the applicable indentures;

•	immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

“Event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Securities of that series within 30 days;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any sinking fund payment, if any, on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all (or any part of) the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay

—	all overdue interest on all Debt Securities of the particular series;

—	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

—	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

—	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

For more information, see Section 903 of the applicable Debt Securities Indenture.

Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

•	to change any place where

—	the principal of and any premium and interest on any Debt Securities are payable,

—	any Debt Securities may be surrendered for registration of transfer or exchange

—	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected, change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

—	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

—	reduce any premium payable upon the redemption of the Debt Securities;

—	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

—	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

—	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Global Securities

We may issue some or all of the Debt Securities of any series as global securities, or Global Debt Securities. We will register each Global Debt Security in the name of a depositary identified in the applicable prospectus supplement. The Global Debt Securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the applicable indenture.

As long as the depositary or its nominee is the registered holder of a Global Debt Security, that person will be considered the sole owner and holder of the Global Debt Security and the securities represented by it for all purposes under the securities and the applicable indenture. Except in limited circumstances, owners of a beneficial interest in a Global Debt Security:

•	will not be entitled to have the Global Debt Security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the Global Debt Security; and

•	will not be considered to be the owners or holders of the Global Debt Security or any securities represented by it for any purposes under the securities or the applicable indenture.

We will make all payments of principal and any premium and interest on a Global Debt Security to the depositary or its nominee as the holder of the Global Debt Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Debt Security.

Ownership of beneficial interests in a Global Debt Security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a Global Debt Security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the Global Debt Security to the accounts of its participants. Ownership of beneficial interests in a Global Debt Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a Global Debt Security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Debt Security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any applicable indenture; or

•	any agent of any of the above.

The applicable Debt Securities Indenture provides that if:

•	the depositary gives notice to us that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days;

•	the depositary ceases to be eligible under the Debt Securities Indenture and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfers through the depositary or its successor,

the Global Debt Securities will be exchanged for Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The depositary will provide to the Debt Securities Trustee the name or names in which the Debt Securities Trustee is to register these definitive Debt Securities. For more information, see Section 203 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The Trusts may from time to time offer under this prospectus Trust Preferred Securities. When the Trusts offer to sell a particular series of Trust Preferred Securities, we will describe the material terms of that series in a prospectus supplement. The original trust agreement for each of the Trusts will be amended and restated, effective when the securities of each Trust are initially issued. Such amended and restated trust agreement for each of the Trusts will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Unless otherwise stated in a prospectus supplement, the Trust Preferred Securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement. Each Trust has filed a form of trust agreement as an exhibit to the registration statement of which this prospectus is a part. You should read the form of Trust Agreement for provisions that may be important to you.

DESCRIPTION OF GUARANTEES

We may from time to time offer under this prospectus Guarantees of securities issued by the Trusts or any of our subsidiaries. When we issue any Guarantees, we will describe the material terms of those Guarantees in a prospectus supplement. A form of Guarantee Agreement with respect to Trust Preferred Securities is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the form of Guarantee Agreement for provisions that may be important to you.

DESCRIPTION OF CAPITAL STOCK

The following summary of the characteristics of our capital stock is qualified in all respects by reference to our articles of incorporation and bylaws, each as amended, copies of which are on file with the SEC. Our amended and restated articles of incorporation, as amended, are filed as Exhibit 3(a)(1) to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, Exhibit 3b(1) to our Annual Report on Form 10-K for the year ended December 31, 2001 and Exhibit 3.A to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Our current bylaws are filed as Exhibit 3.B to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Reference is also made to the laws of the State of North Carolina. Our authorized equity capitalization consists of 500,000,000 shares of Common Stock, no par value per share, and 20,000,000 shares of Preferred Stock, no par value per share. As of September 30, 2008, 262,849,656 shares of our Common Stock and no shares of our Preferred Stock were issued and outstanding.

Preferred Stock

Our board of directors has the authority under a “blank check” provision in our articles to issue, without any vote or action by the Progress Energy shareholders, shares of Preferred Stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions of the stock, including the dividend rights, conversion rights, terms of redemption including sinking fund provisions liquidation preferences and the number of shares constituting any series. The Progress Energy board of directors may also fix the voting rights, if any, of a series, except that it does not have authority under the “blank check” provision to issue Preferred Stock with more than one vote per share. There were no shares of Preferred Stock outstanding as of September 30, 2008, and there are no existing agreements or understandings for the designation of any series of Preferred Stock or the issuance of preferred shares.

Common Stock

This description of the Common Stock assumes that no Preferred Stock is issued and outstanding and that the Progress Energy board of directors has not determined the rights and preferences of any shares of Preferred Stock. The rights and preferences of the Common Stock, as generally described below, may change in relation to any shares of Preferred Stock that might be issued in the future.

Exchange Listing

Our outstanding shares of Common Stock are listed on the New York Stock Exchange under the symbol “PGN.” Any additional Common Stock we issue will also be listed on the NYSE.

Par Value

The Common Stock does not have a stated par value. A designated par value is not required under North Carolina law.

Dividends

Subject to the prior rights, if any, of holders of Preferred Stock, holders of Common Stock are entitled to any dividends that might be declared by Progress Energy’s board of directors. Progress Energy may purchase or otherwise acquire outstanding shares of Common Stock out of funds or other property legally available for this purpose.

Holders of Common Stock may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, holders of Common Stock may not receive dividends until we have satisfied our obligations to any holders of Preferred Stock. Under certain circumstances, any debt instrument may restrict our ability to pay cash dividends.

Voting Rights and Cumulative Voting

Each share of Common Stock is entitled to one vote in the election of directors and all matters on which holders of Common Stock are entitled to vote. Holders of Common Stock do not have cumulative voting rights for the election of directors. Consequently, the holders of more than 50% of the shares of Common Stock voting can elect all of Progress Energy’s directors, and in this event the holders of the remaining shares of Common Stock voting — less than 50% — would not have sufficient votes to elect any directors. Notwithstanding the foregoing, if the number of director nominees exceeds the number of directors to be elected, the directors will be elected by a plurality vote.

Preemptive Rights

The holders of Common Stock have no preemptive rights to purchase additional shares of Common Stock or other securities of Progress Energy.

Redemption and Conversion

Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities or property.

Fully Paid

All outstanding shares of Common Stock are fully paid and non-assessable. Any additional Common Stock we issue will also be fully paid and non-assessable.

Other Rights

We will notify holders of Common Stock of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, holders of Common Stock will share equally in the assets remaining after we pay our creditors and holders of Preferred Stock.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may from time to time offer under this prospectus Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of units (“Stock Purchase Units”) consisting of a Stock Purchase Contract and a beneficial interest in our other securities or securities of third parties. When we issue Stock Purchase Contracts or Stock Purchase Units, we will describe their material terms in a prospectus supplement.

PLAN OF DISTRIBUTION

We and the Trusts may sell the securities:

•	through underwriters or dealers;

•	directly through a limited number of institutional or other purchasers or to a single purchaser;

•	through agents; or

•	by any other legal means.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including:

•	the names of any underwriters, dealers or agents, and the respective amounts underwritten by each;

•	the purchase price and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed, re-allowed or paid to dealers; and

•	any securities exchanges on which we may list any offered securities.

We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement states otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Agents and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Current Report on Form 8-K dated November 6, 2008, for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include an explanatory paragraph concerning the retrospective adoption of a new accounting principle in 2008 and the adoption of new accounting principles in 2007 and 2006, and (2) express an unqualified opinion on our internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless the applicable prospectus supplement provides otherwise, Frank A. Schiller, of our legal department, and Hunton & Williams LLP, our outside counsel, will issue opinions about the legality of the offered securities for us, and Richards, Layton & Finger P.A., special Delaware counsel to the Trusts and for us, will issue such opinions for the Trusts. Unless the applicable prospectus supplement provides otherwise, any underwriters or agents will be advised on issues relating to any offering by their own legal counsel, Dewey & LeBoeuf LLP of New York, New York. Hunton &Williams LLP and Dewey & LeBoeuf LLP will rely on Richards, Layton & Finger P.A. as to matters of Delaware law with respect to the Trusts. As of September 30, 2008, Mr. Schiller beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.1% of the total outstanding common stock. Mr. Schiller is acquiring additional shares of our Common Stock at regular intervals as a participant in the Progress Energy 401(k) Savings & Stock Ownership Plan.

$     ,000,000

Progress Energy, Inc.

% Senior Notes due 20

Prospectus Supplement
January   , 2011

Joint Book-Running Managers

Deutsche Bank Securities
Morgan Stanley
Wells Fargo Securities

Co-Managers

BB&T Capital Markets
BBVA Securities
Comerica Securities
RBC Capital Markets
TD Securities
US Bancorp